Ex. 32.2

     CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly represents, in all material respects, the financial condition and results of operations of Golden State Petroleum Transport Corporation.



     /s/Kate Blankenship
     -------------------
     Kate Blankenship
     Treasurer
     (Principal Financial Officer)


     Date: August 13, 2003


02089.0007 #423031